CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated December 5, 1997, incorporated by reference in this registration statement and to all references to our firm included in or made a part of this registration statement.


                                             /s/ARTHUR ANDERSEN LLP
                                             ARTHUR ANDERSEN LLP

St. Louis, Missouri
July 30, 1998